Exhibit 99.1

Actelis Networks Reports 2025 Financial Results Highlighted by Strong Fourth Quarter Rebound

Fourth quarter revenue more than doubles sequentially with improved margins; Company continues to expand its footprint across key sectors

SUNNYVALE, Calif., March 18, 2026 - Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today reported its financial results for the full year ended December 31, 2025, and provided business and corporate updates. Revenues for the fourth quarter of 2025 were approximately $1.4 million, representing an increase of 113% from $0.64 million in the third quarter of 2025. For the full year 2025, revenues were $3.7 million, compared to $7.8 million in the prior year. The decrease was primarily driven by two large deals in 2024 that did not repeat in 2025. In addition, the Company experienced a challenging operating environment, primarily due to a prolonged U.S. government shutdown that impacted budgeting and timelines. Despite these headwinds, the Company exited the year with a strong fourth quarter performance, reflecting improved revenue conversion from projects developed earlier in the year and continued wins across federal, transportation, utilities, and telecom markets.

“While 2025 was a challenging year across our sector, we exited the year with clear operational momentum,” said Tuvia Barlev, Chief Executive Officer of Actelis. “Fourth quarter revenue more than doubled sequentially compared to the third quarter while gross margin improved as well, and fourth quarter revenue exceeded each of the prior quarters of the year despite ongoing uncertainties and delays related, among other things, to the U.S. government shutdown. At the same time, we continued to expand our footprint across federal, transportation, multi-dwelling unit (MDU) networks while advancing our cost discipline initiatives and pursuing opportunities for inorganic growth. In recent months, our share price has experienced significant pressure despite the operational progress we continue to make. We believe Actelis is positioned at the intersection of several powerful infrastructure trends, including AI-driven bandwidth demand growth, federal modernization programs - many of which have been funded at tens of billions of dollars by the U.S. government - and increasing cybersecurity requirements for critical networks. We see our solutions as uniquely suited to enable rapid, cyber-hardened infrastructure deployment at a fraction of the cost of traditional alternatives.”

Business and Financial Highlights

•	Strong Fourth Quarter Performance: Actelis delivered improved results in the fourth quarter of 2025 compared to the third quarter, with revenue increasing to $1.37 million, representing growth of 113% sequentially and exceeding revenue in each of the prior quarters of the year. Fourth quarter revenue also increased by 29% compared to the fourth quarter of 2024, driven by improved revenue conversion from projects developed earlier in the year. Gross margin in the fourth quarter improved to 35%, compared to 28% in the third quarter.

•	Continued Execution of Cost Reduction Plan: Actelis continued to implement its cost reduction plan throughout 2025, working to improve operational efficiency while maintaining investment in strategic initiatives. 2025 Operating expenses increased by $0.3 million compared to 2024 from foreign exchange rate differences and a one-time grant of $0.16 million in 2024, masking the reductions achieved. The Company expects the benefits of these measures to become more visible during 2026.

•	Momentum in Intelligent Transportation Systems Sector: Actelis continues to see increasing demand for its solutions as transportation infrastructure modernization and expansion initiatives accelerate. Notable projects during the year included traffic and transportation infrastructure modernization deployments in Orange County, California, Eugene, Oregon, and Mid-Atlantic county transportation systems, Caltrans, ity of Cincinnati, Japanese authorities, along with follow-on orders supporting smart traffic and connectivity infrastructure upgrades. These deployments build on Actelis’ growing installed base supporting traffic management systems, rail infrastructure, and broader smart infrastructure modernization projects.

•	Expansion of Federal and Defense Market Opportunities: During 2025, Actelis strengthened its federal and defense market presence through leadership additions and growing pipeline engagement. The Company secured deployments supporting U.S. military base connectivity modernization and Federal Aviation Authority infrastructure initiatives, while expanding its federal sales capabilities to pursue larger modernization programs across defense and critical infrastructure agencies and building a growing pipeline of federal opportunities through Programs of Record.

•	Expansion Across Carrier and Broadband Infrastructure with a focus on MDUs: Actelis secured multiple deployments supporting telecom operators and broadband infrastructure providers during the year, including deployments with a Tier-2 UK carrier, a Southern European operator implementing cybersecurity upgrades, and infrastructure modernization supporting legacy network transitions such as T1-to-fiber upgrades with a major U.S. carrier.

•	New Product and Offering: The Company also expanded opportunities in MDU connectivity markets, supported by the completion of its MDU product family development in 2025, allowing the Company to secure deployments supporting fiber grade networks in hotels and sports venues. The Company also created a new cyber vulnerability monitoring services offering, supporting customer networks through cyber compliance and proactive risk management.

Financial Results for the Twelve Months Ended December 31, 2025

Revenues: Our revenues for the year ended December 31, 2025 amounted to $3.7 million, compared to $7.8 million for the year ended December 31, 2024. The decrease was primarily attributable to the timing of customer deployments and project execution across infrastructure markets, including federal, carrier and large infrastructure programs which typically involve long procurement and rollout cycles.

Cost of Revenues: Our cost of revenues for the year ended December 31, 2025 amounted to $2.5 million, compared to $3.5 million for the year ended December 31, 2024. The decrease from the corresponding period was primarily attributable to lower revenue levels during the year.

Research and Development (R&D) Expenses: Our R&D expenses for the year ended December 31, 2025 amounted to $2.6 million, compared to $2.4 million for the year ended December 31, 2024. The increase is due to the strengthening of the Israeli shekel against the U.S. dollar which led to an increase in expenditure by approximately $0.15 million.

Sales and Marketing Expenses: Our sales and marketing expenses for the year ended December 31, 2025 amounted to $2.9 million, compared to $2.6 million for the year ended December 31, 2024. The increase was primarily attributable to engaging consultants to expand market reach in primarily the government sector.

General and Administrative Expenses: Our general and administrative expenses for the year ended December 31, 2025 amounted to $2.9 million, compared to $3.2 million for the year ended December 31, 2024. The decrease was primarily attributable to cost reduction measures taken, while these benefits were offset by higher costs driven by the strengthening of the Israeli shekel against the U.S. dollar.

Other Income: Our other income for the year ended December 31, 2025 was negligible, compared to $0.16 million for the year ended December 31, 2024. The prior year amount was primarily attributable to a government grant received from the State of Israel associated with the Iron Swords war.

Operating Loss: Our operating loss for the year ended December 31, 2025 was $7.2 million, compared to $3.8 million for the year ended December 31, 2024. The increase was mainly due to the decline in sales, while operating expenditure remained consistent and increased operating expenses by $0.3 million driven by the strengthening of the Israeli shekel against the U.S. dollar by approximately 7%.

Financial (Expenses) income, Net: Our financial expenses, net for the year ended December 31, 2025 amounted to approximately $1.1 million, compared to $0.62 million for the year ended December 31, 2024. The increase is mainly due to expenditure of $0.75 million related to the Commitment Fee under the Common Stock Purchase Agreement payable in common shares issuance.

Net Loss: Our net loss for the year ended December 31, 2025 was $8.3 million, compared to a net loss of $4.4 million for the year ended December 31, 2024. This increase was primarily attributable to lower sales while operating expenditure remained consistent, as well as due to a one-time financial commitment expenditure of $0.75 million. In addition, the Israeli shekel strengthened by an average of 7% against the U.S. dollar, leading to higher operating expenses and contributing to increase in net loss.

Adjusted EBITDA: Adjusted EBITDA (non-GAAP) was a loss of $6.9 million for the year ended December 31, 2025, compared to a loss of $3.5 million for the year ended December 31, 2024. The higher loss reflects lower revenues during the year, partially offset by cost reduction initiatives and improved operating efficiencies implemented during 2025.

Working Capital: As of December 31, 2025, the Company had approximately $4 million in cash and cash equivalents. Subsequent to year end, to date, the Company raised gross proceeds of approximately $7.3 million through its At-the-Market (ATM) facility. During 2026, the Company secured important long-term components while optimizing its inventory levels that were flat year over year, significantly strengthening its balance sheet and ability to execute its operational initiatives and growth plans.

Share Repurchase Program:

Additionally, the Company today announced that its Board of Directors has authorized an expansion of its share repurchase program which it had authorized in November 2022 (the “Share Repurchase Program”) and since repurchased $50,000 worth of common stock, from $1 million up to $1.5 million worth of its outstanding shares of common stock. The Board of Directors authorized the Company to purchase its common stock from time to time on a discretionary basis. Decisions regarding the amount and timing of purchases under the Share Repurchase Program will be based on the Company’s cash on hand, cash flows from operations, general market conditions, regulatory requirements and other factors. The Company is not obligated to acquire any particular amount of its common stock under the Share Repurchase Program, has no set termination date and may be suspended or discontinued at any time.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which include interest, financial instrument fair value adjustments and exchange rate differences of assets and liabilities; stock-based compensation expenses; depreciation and amortization expense; tax expense; and the impact of development expenses ahead of product launch. We adjust for the items listed above and present non-GAAP financial measures for all periods presented unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2025	2024
Assets
CURRENT ASSETS:
Cash and cash equivalents		4,057	1,967
Restricted cash equivalents		305	300
Restricted bank deposit		76	-
Trade receivables, net of allowance for credit losses of $168 as of December 31, 2025, and December 31, 2024 respectively.		1,058	1,616
Inventories	3	2,461	2,436
Prepaid expenses and other current assets	4	634	584
TOTAL CURRENT ASSETS		8,591	6,903

NON-CURRENT ASSETS:
Property and equipment, net	5	26	38
Prepaid expenses		459	492
Restricted bank deposits		30	91
Severance pay fund		264	205
Operating lease right of use assets	6	69	410
Long-term deposits		91	86
TOTAL NON-CURRENT ASSETS		939	1,322

TOTAL ASSETS		9,530	8,225

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2025	2024
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Credit lines	8	479	774
Short term Loans	8	350	-
Trade payables		817	982
Deferred revenues		223	246
Employee and employee-related obligations		624	688
Accrued royalties	9	612	673
Current maturities of operating lease liabilities	6	14	415
Other current liabilities	7	373	805
TOTAL CURRENT LIABILITIES		3,492	4,583

NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	8	150	150
Deferred revenues		20	92
Operating lease liabilities, net of current maturities		23	6
Accrued severance		292	229
Pre-funded Warrants Liability	10	750	-
Other long-term liabilities		6	180
TOTAL NON-CURRENT LIABILITIES		1,241	657
TOTAL LIABILITIES		4,733	5,240

COMMITMENTS AND CONTINGENCIES	9

SHAREHOLDERS’ EQUITY (*):	11
Common stock, $0.0001 par value: 30,000,000 shares authorized; 8,058,392 and 762,316 shares issued and outstanding as of December 31, 2025, and December 31, 2024, respectively.		1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized; No shares issued and outstanding as of December 31, 2025, and December 31, 2024.		-	-
Additional paid-in capital		57,119	47,046
Accumulated deficit		(52,323)	(44,062)
TOTAL SHAREHOLDERS’ EQUITY		4,797	2,985
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		9,530	8,225

*	Adjusted to reflect reverse stock split, see note 2(bb).

ACTELIS NETWORKS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U. S. dollars in thousands except for share and per share amounts)

		Year ended December 31
	Note	2025	2024

REVENUES	14	3,671	7,760
COST OF REVENUES		2,453	3,490
GROSS PROFIT		1,218	4,270

OPERATING EXPENSES:
Research and development expenses		2,638	2,383
Sales and marketing expenses		2,866	2,639
General and administrative expenses		2,899	3,169
Other Income		-	(163)
TOTAL OPERATING EXPENSES		8,403	8,028

OPERATING LOSS		(7,185)	(3,758)

Interest expenses		(251)	(618)
Other financial (expense) income, net	15	(825)	2
NET COMPREHENSIVE LOSS FOR THE YEAR		(8,261)	(4,374)

Net loss per share attributable to common shareholders – basic and diluted(*)	13	$(5.68)	$(8.5)
Weighted average number of common stocks used in computing net loss per share – basic and diluted		1,454,785	514,605

*	Adjusted to reflect reverse stock split, see note 2(bb).

ACTELIS NETWORKS, INC.

CONOSLIDATED STATEMENTS OF CASH FLOWS

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(8,261)	(4,374)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20	26
Changes in fair value related to warrants to lenders and investors	-	(8)
Inventory write-downs	268	101
Financial expenses (income)	198	(24)
Share-based compensation	309	337
Issuance costs of ELOC agreement	750	-
Changes in operating assets and liabilities:
Trade receivables	559	(952)
Net change in operating lease assets and liabilities	(44)	26
Inventories	(293)	(11)
Prepaid expenses and other current assets	(18)	(143)
Trade payables	(166)	(787)
Deferred revenues	(95)	(122)
Other current liabilities	(747)	(580)
Other long-term liabilities	(171)	(38)
Net cash used in operating activities	(7,691)	(6,549)

CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposit	1	198
Purchase of property and equipment	(9)	(1)
Net cash provided by investing activities	(8)	197

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	-	32
Proceeds from issuance common stock - at the market offering (ATM)	2,637	2,063
Offering cost from issuance of common stock - at the market offering (ATM)	(262)	(125)
Proceeds from warrant inducement agreement	1,580	5,248
Underwriting commissions and other offering costs	(193)	(668)
Proceeds from Exercise of Pre funded warrants into common stock	*	*
Proceeds from issuance of common stocks and pre funded warrants – September PIPE	850	-
Offering cost from issuance of common stocks and pre funded warrants – September PIPE	(60)	-
Proceeds from issuance of common stocks and warrants – July PIPE	1,000	-
Offering cost from issuance of common stock and warrants – July PIPE	(161)	-
Proceeds from issuance of common stocks and warrants – December Follow on	5,000	-
Offering cost from issuance of common stock and warrants – December Follow on	(705)	-
Proceeds from issuance common stock – ELOC issuance	56
Credit line, net	(295)	774
Proceeds from short term loans	750	-
Repayment of short term loans	(400)	-
Early repayment of long-term loan	-	(4,038)
Repayment of long-term loan	-	(193)
Net cash provided by financing activities	9,797	3,093

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3)	11
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,095	(3,248)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	2,267	5,515
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	4,362	2,267
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	4,057	1,967
Restricted cash equivalents, current	305	300
Total cash, cash equivalents and restricted cash	4,362	2,267

ACTELIS NETWORKS, INC.

CONOSLIDATED STATEMENTS OF CASH FLOWS (continued)

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2025	2024
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	348	624

SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Right of use assets obtained in exchange for new operating lease liabilities	33	-
Issuance costs of ELOC agreement	750	-
Issuance costs of the Warrant inducement agreement and Warrant to underwriter	3,049	2,651
Warrant to lenders	22	84

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues	$3,671	$7,760
GAAP net loss	(8,261)	(4,374)
Interest Expense	251	618
Other financial expense (income), net	825	(2)
Tax Expense	-	103
Fixed asset depreciation expense	20	26
Stock based compensation	309	337
Other one-time costs and expenses/(income)	-	(189)
Non-GAAP Adjusted EBITDA	(6,856)	(3,481)
GAAP net loss margin	(225)%	(56.37)%
Adjusted EBITDA margin	(186.73)%	(44.86)%

The accompanying notes are an integral part of these consolidated financial statements.